CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
United Dominion Realty Trust, Inc.:

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports (a) dated July 8, 1993, with respect to the Statement of Rental Operations of St. Andrews Commons
Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated July 29, 1993, (b) dated July 9, 1993, with respect to the Statement of Rental Operations of Dover Village Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated July 29, 1993, (c) dated October
19, 1993, with respect to the Statement of Rental Operations of The Lakes Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated December 2, 1993, (d) dated
October 29, 1993, with respect to the Statement of Rental Operations of Heatherwood Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated December 2, 1993, (e) dated November 3, 1993, with respect to the Statement of Rental Operations of Lake Washington Downs Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated December 2, 1993, (f) dated January 25, 1994, with respect to the Statement of Rental Operations of Peppertree Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated
February 18, 1994 (g) dated January 27, 1994, with respect to the Statement of Rental Operations of Beechwood Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated February 18, 1994, and (h) dated February 14, 1994 with respect to the
Statement of Rental Operations of Riverwind Apartments for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated March 3, 1994 in Amendment 1 to the Registration Statement (Form S-3), File No. 33-52521, and related Prospectus of United Dominion Realty Trust, Inc. for the Registration of $75,000,000 of Notes.


/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
March 25, 1994